UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on December 4, 2006, the Compensation Committee of the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) approved cash incentive awards for three of the Company’s named executive officers.

The Compensation Committee has assigned to three of the Company’s named executive officers a cash bonus amount equal to 40% to 60% of such senior executive officer’s annual base salary (the “Target Cash Bonus Amount”). Each such named executive officer will receive a specified percentage of his Target Cash Bonus Amount based upon the attainment of certain pre-established business plan objectives. The formula for calculating a percentage of the Target Cash Bonus Amount to be received by such named executive officers is as follows:

<90% of plan attainment	= 0% of Target Cash Bonus Amount
90% of plan attainment	= 50% of Target Cash Bonus Amount
95% of plan attainment	= 80% of Target Cash Bonus Amount
100% of plan attainment	= 100% of Target Cash Bonus Amount
110% of plan attainment	= 105% of Target Cash Bonus Amount
(5% increase in Target Cash Bonus Amount for each 10% increase in plan attainment)

Michael C. Phalen, the Company’s Chief Financial Officer, has been assigned a Target Cash Bonus Amount equal to 60% of his $325,000 annual base salary. Jeffrey L. Jervik, the Company’s Executive Vice President of Operations, has been assigned a Target Cash Bonus Amounts equal to 40% of his $325,000 annual base salary. Douglas R. Muir, the Company’s Chief Accounting Officer, has been assigned a Target Cash Bonus Amount equal to 40% of his $300,000 annual base salary. For the fourth quarter of fiscal 2007, the Target Cash Bonus Amounts have been pro-rated to reflect 25% of the Target Cash Bonus Amounts described above. Thus, for the fourth quarter of fiscal 2007, the Target Cash Bonus Amounts for Messrs. Phalen, Jervik and Muir would be $48,750, $32,500 and $30,000, respectively. Receipt by Messrs. Phalen, Jervik and Muir of their respective Target Cash Bonus Amounts (or percentages thereof) is subject to attainment of business plan objectives as set forth in the table above.

The Compensation Committee also determined that awards of restricted stock will be granted to Messrs. Phalen, Jervik and Muir with a dollar value (based on the closing price of the stock on the date of grant) equal to $195,000, $130,000 and $120,000, respectively, with the date of grant to be established by the Compensation Committee at a future date. The restricted stock grants will be made under the Company’s 2000 Stock Incentive Plan and will vest in equal annual installments over four years, beginning on the first anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: December 8, 2006

By:  /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer